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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 100,000 shares of Common Stock related to the IXC Communications, Inc. 401(k) Plan, of our report dated June 30, 1998, with respect to the consolidated financial statements of IXC Communications, Inc. included in the Current Report on Form 8-K for the year ended December 31, 1997.

/s/ ERNST & YOUNG LLP

Austin, Texas
October 29, 1998